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                                                                     Exhibit 2.1
                                                                     -----------

                           FORM OF AGREEMENT OF MERGER

                                       OF

                        NEXSTAR BROADCASTING GROUP, INC.

                            (a Delaware corporation)

                                       AND

                       NEXSTAR BROADCASTING GROUP, L.L.C.

                                       AND

                       NEXSTAR FINANCE HOLDINGS II, L.L.C.

                   (each a Delaware limited liability company)

                  AGREEMENT OF MERGER approved on ___________ pursuant to
Section 264 of the General Corporation Law of the State of Delaware by Nexstar Broadcasting Group, Inc., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date, and approved on ___________ pursuant to Section 18-209 of the Delaware Limited Liability Company Act by each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C., each a limited liability company of the State of Delaware, and in accordance with its Limited Liability Company Agreement on said date.

                  WHEREAS, Nexstar Broadcasting Group, Inc. and each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C. and the Board of Directors of Nexstar Broadcasting Group, Inc. and the appropriate Members of each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C. declare it advisable and to the advantage, welfare, and best interests of said corporation and said limited liability companies and their respective stockholders and members to merge each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C. with and into Nexstar Broadcasting Group, Inc. pursuant to the provisions of the Delaware Limited Liability Company Act and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Nexstar Broadcasting Group, Inc. and duly approved by the appropriate Members of each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings, L.L.C., the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. Nexstar Broadcasting Group, Inc. and each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Delaware

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         Limited Liability Company Act, be merged with and into the corporation, to wit, Nexstar Group, Inc. which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "Surviving Corporation," and which shall continue to exist as said Surviving Corporation under its present name pursuant to the provisions of the Delaware General Corporation Law.

2. The separate existence of each of Nexstar Broadcasting Group, L.L.C. and Nexstar Finance Holdings II, L.L.C., which is hereinafter sometimes referred to as the "Terminating Companies," shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware and pursuant to the provisions of the Delaware Limited Liability Company Act.

3. The Certificate of Incorporation of the Surviving Corporation, as now in full force and effect, shall continue to be the Certificate of Incorporation of said Surviving Corporation, and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. Each issued member interest of the Terminating Companies shall, at the effective time of the merger, be canceled.

5. The effective time of the merger (the "Effective Time") shall be upon the filing of the Certificate of Merger with the Secretary of State of Delaware.

6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the Terminating Companies and of the Surviving Corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and in accordance with the provisions of the Delaware Limited Liability Company Act, the said Terminating Companies and the said Surviving Corporation agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the Surviving Corporation and the officers, authorized persons and members of each of the Terminating Companies are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.


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         IN WITNESS WHEREOF, this Agreement of Merger is hereby executed as of this ___ day of ___________.

                                             Nexstar Broadcasting Group, Inc.

                                             By: _________________________
                                             Name:
                                             Title:


                                             Nexstar Broadcasting Group, L.L.C.

                                             By: _________________________
                                             Name:
                                             Title:


                                             Nexstar Finance Holdings II, L.L.C.

                                             By: _________________________
                                             Name:
                                             Title:



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